UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

LITTLE SIOUX CORN PROCESSORS, L.L.C.
(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave. Marcus, IA 51031
(Address of principal executive offices)

(712) 376-2800
(Issuer’s telephone number)

Item 5. Other Information and Regulation FD Disclosures.

On August 17, 2004 the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP approved a cash distribution of $329.76 per limited partnership unit or a total of $1,200,000 to all limited partners of record on August 17, 2004.  As a holder of 60.15% of the limited partnership units, the Registrant will receive a cash distribution of $721,846.80.  On August 17, 2004, the Registrant’s Board of Directors approved a cash distribution of $52.57 per membership unit or a total of $575,209.80 to all LLC members of record as of August 17, 2004.

A copy of the press release was made available on the Registrant’s website on August 20, 2004 describing and announcing the distribution and is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: August 20, 2004	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer